UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA	33445

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2011, PositiveID Corporation, a Delaware corporation (the “Company”), issued a press release announcing the signing of a Stock Purchase Agreement (the “Purchase Agreement”) among the Company, MicoFluidic Systems, a California corporation (“MicroFluidic”), and the stockholders listed in Attachment I to the Purchase Agreement (the “Sellers”), pursuant to which all of the outstanding capital stock of MicroFluidic will be acquired by the Company (the “Acquisition”).

As consideration for the consummation of the Acquisition, the Company will pay $250,000 to fund certain accounts payable of MicroFluidic, and within five business days from the Acquisition, must (i) issue shares of Company common stock, par value $0.01 per share (“Shares”), equal to $500,000 divided by the price per Share equal to an average of the individual daily volume-weighted average price over the ten trading days preceding the applicable issuance date (the “VWAP Price”) to two of the Sellers in exchange for the cancellation of loans made to MicroFluidic; and (ii) issue Shares pro rata to the Sellers equal to $450,000 divided by the VWAP Price (collectively, the “Stock Consideration”).

In connection with the Acquisition, the Company is also required to make certain earn-out payments, up to a maximum of $7 million in Shares at the applicable VWAP Price (the “Earn-Out Shares”), upon certain conditions specified in Section 1.2(d) of the Purchase Agreement over the next three years (the “Earn-Out Payment”); provided, however, that the Company is prohibited from making any Earn-Out Payment until stockholder approval is obtained if the aggregate number of Shares to be issued, under the Nasdaq Marketplace  rules, exceed 19.99% of the Company’s common stock outstanding immediately prior to the closing.

The Acquisition is not subject to any financing conditions and remains subject to customary conditions, including, agreements by the Company (1) to cause MicoFluidic to conduct its operations according to its ordinary course of business, (2) to cause MicroFluidic to refrain from certain actions between the time of signing the Purchase Agreement and the closing of the Acquisition, and (3) to cause MicoFluidic to use its reasonable efforts to keep all contracts in full force and effect.

The parties have made customary representations and warranties in the Purchase Agreement and agreed to certain customary covenants, including their authority to enter into the Purchase Agreement, the organization of each of the parties and the lack of conflict with any organizational documents, agreements or rules. These representations and warranties were made as of specific dates and may be subject to important qualifications, limitations and supplemental information agreed to in negotiating the terms of the Purchase Agreement.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K. The description of certain terms of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Purchase Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The Company agreed to issue the Stock Consideration and the Earn-Out Shares in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 7.01. Regulation FD Disclosure.

On May 10, 2011, the Company issued a press release regarding the Acquisition. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated May 9, 2011, among PositiveID Corporation, MicroFluidic Systems and the individuals named therein.

99.1	Press Release issued by PositiveID Corporation dated May 10, 2011

*  Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. PositiveID Corporation agrees to furnish supplementally a copy of any omitted schedule upon request of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: May 12, 2011

/s/ William J. Caragol

William J. Caragol
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated May 9, 2011, among PositiveID Corporation, MicroFluidic Systems and the individuals named therein.

99.1	Press Release issued by PositiveID Corporation dated May 10, 2011

3